CENFED FINANCIAL CORPORATION
COMPUTATION OF EARNINGS PER SHARE

                                                                            THREE MONTHS ENDED JUNE 30, 1996
                                                                     --------------------------------------------
                                                                     PRIMARY                        FULLY DILUTED
                                                                      BASIS                            BASIS
                                                                     -------                         ------------
 A      Average Common Shares Outstanding                            5,032,421                       5,032,421
                                                                     ---------                       ---------
        Common Stock Equivalents:
 B      Average Stock Options Outstanding                              663,552                         663,552
 C      Average Option Exercise Price                                  $12.323                         $12.323
                                                                     ---------                       ---------
 D      Exercise Proceeds (B x C)                                   $8,176,814                      $8,176,814
                                                                     ---------                       ---------
 E      Average Market Price in Period                                  $22.08                          $22.25

 F      Shares Repurchased at Market Price (D / E)                     370,394                         367,497
                                                                     ---------                       ---------
 G        Increase in Common Shares (B - F)                            293,158                         296,055

 H      Unallocated Shares in Employee Stock Ownership
        Plan Trust                                                     137,952                         137,952
                                                                     ---------                       ---------
 I      Shares Outstanding and Equivalents (A + G - H)               5,187,627                       5,190,524
                                                                     =========                       =========

 J      Net Income for Period                                       $3,046,000                      $3,046,000
                                                                    ==========                      ==========
        EARNINGS PER SHARE (J / I)                                       $0.59                           $0.59
                                                                    ==========                      ==========




                                                                             SIX MONTHS ENDED JUNE 30, 1996
                                                                     --------------------------------------------
                                                                     PRIMARY                        FULLY DILUTED
                                                                      BASIS                            BASIS
                                                                     -------                         ------------
 A      Average Common Shares Outstanding                            5,024,575                       5,024,575
                                                                     ---------                       ---------
        Common Stock Equivalents:
 B      Average Stock Options Outstanding                              642,969                         643,983
 C      Average Option Exercise Price                                  $12.006                         $12.022
                                                                    ----------                       ---------
 D      Exercise Proceeds (B x C)                                   $7,719,515                      $7,741,850
                                                                    ----------                      ----------
 E      Average Market Price in Period                                  $21.85                          $22.25

 F      Shares Repurchased at Market Price (D / E)                     353,296                         347,948
                                                                    ----------                       ---------
 G        Increase in Common Shares (B - F)                            289,673                         296,035

 H      Unallocated Shares in Employee Stock Ownership                 142,970                         142,970
        Plan Trust
                                                                    ----------                       ---------
 I      Shares Outstanding and Equivalents (A + G - H)               5,171,278                       5,177,640
                                                                    ==========                       =========
 J      Net Income for Period                                       $7,332,000                      $7,332,000
                                                                    ==========                      ==========
        EARNINGS PER SHARE (J / I)                                       $1.42                           $1.42
                                                                    ==========                      ==========